EXHIBIT 21.1



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                             SUBSIDIARIES OF GULFSTREAM AEROSPACE CORPORATION



       Subsidiary Name                             Doing Business As            Jurisdiction of Incorporation
       ---------------                             -----------------            -----------------------------

Gulfstream Aerospace Corporation                                                       California
Gulfstream Delaware Corporation                                                        Delaware
Gulfstream International Corporation                                                   Delaware
Gulfstream Aircraft Incorporated                                                       Georgia
Gulfstream Financial Services Corporation                                              Georgia
Gulfstream Aerospace Corporation                                                       Georgia
Gulfstream Aerospace Corporation            Gulfstream Aerospace Technologies          Oklahoma
Gulfstream Aerospace Corporation of Texas                                              Texas
Gulfstream Aerospace (Middle East) Ltd.                                                Cyprus
Interiores Aereos S.A. De C.V.                                                         Mexico
Gulfstream Aerospace Services Corporation   Gulfstream Aerospace Corporation           Delaware
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